Exhibit 99.2

Transcript of

ClearSign Technologies Corporation

2Q 2026 Earnings Conference Call

August 19, 2026

Participants

Matthew Selinger - Investor Relations, Firm IR Group

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Brent Hinds - Chief Financial Officer, ClearSign Technologies Corporation

Analysts

Sameer Joshi - H.C. Wainwright & Co.

Peter Gastreich - Water Tower Research

Presentation

Operator

Greetings. Welcome to the ClearSign Technologies 2Q 2026 Earnings Conference Call. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. [Operator Instructions] Please note this conference is being recorded.

I will now turn the conference over to your host, Matthew Selinger, Investor Relations. You may begin.

Matthew Selinger - Investor Relations, Firm IR Group

Good afternoon, and thank you, operator. Welcome everyone to ClearSign Technologies Corporation’s second quarter 2026 corporate update call. During this conference call, the company will make forward-looking statements. Any statement that is not a statement of historical fact is a forward-looking statement. This includes remarks about the company’s projections, expectations, plans, beliefs and prospects. These statements are based on judgments and analysis as of the date of this conference call and are subject to numerous important risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

The risks and uncertainties associated with the forward-looking statements made in this conference call include, but are not limited to, whether field testing and sales of ClearSign products will be successfully completed, whether ClearSign will be successful in expanding the market for its products, and the other risks that are described in ClearSign’s filings with the SEC, including those discussed under the Risk Factors section of the annual report on Form 10-K for the period ended December 31, 2025. Except as required by law, ClearSign assumes no responsibility to update these forward-looking statements to reflect future events or actual outcomes and is not intended to do so. So on the call with me today are Jim Deller, ClearSign’s Chief Executive Officer; and Brent Hinds, ClearSign’s Chief Financial Officer.

So with that, I am going to turn the call over to Jim Deller. So Jim, please go ahead.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Thank you, Matthew. As always, I’d like to thank everyone for joining us on the call today and your interest in ClearSign. Like our more recent conference calls, we will use a Q&A format for this session. Some of you have sent questions ahead of time and we did assimilate those into the questions we will cover. For the call today, Matthew will lead a question-and-answer session where we’ll go through the different business units much like our previous calls. Many of you may have seen this, but you can send in questions ahead of time to our Investor Relations at mselinger@firmirgroup.com. We will start with Brent Hinds going over the company financials for the second quarter of 2026. Brent?

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Brent Hinds - Chief Financial Officer, ClearSign Technologies Corporation

Thank you, Jim, and thank you, everyone, for joining us here today. Before I begin, I’d like to note that our financial results on Form 10-Q was filed with the SEC last week. With that, I’d like to give an overview of our financial results for the second quarter of 2026.

For the second quarter of 2026, the company recognized approximately $560,000 in revenues compared to approximately $133,000 for the same period in 2025. The year-over-year increase in revenues was predominantly driven by delivering a portion of our flare system order and completing multiple CFD studies and spare parts orders. Our second quarter gross profit margin was approximately 41%, which was relatively flat year-over-year.

Our net loss for the second quarter decreased by $373,000 compared to the same period in 2025. The decrease in our net loss was predominantly driven by a $368,000 decrease in general and administrative expenses. Our general and administrative expenses decreased in comparison to 2025 in large part due to reduced legal fees that were incurred during 2025 for a special committee of our Board of Directors that was ultimately dissolved after our annual meeting of stockholders.

Now, let’s shift our focus to cash. Our net cash used in operations for the second quarter of 2026 was approximately $1.2 million, compared to approximately $511,000 for the same period in 2025. This year-over-year change was predominantly driven by timing of customer cash collections. As of June 30, 2026, we had approximately $9.9 million in cash and cash equivalents.

Now, I do believe it’s important to note that subsequent to June 30, 2026, we raised additional funds through a private equity offering with a long-time investor. We sold 500,000 shares at market value, or rather $3.54 per share on July 21, 2026. This added approximately $1.7 million in net proceeds to our cash balance. Considering this addition of cash, our pro forma June 30, 2026 cash balance would be approximately $11.6 million. As noted on our Form 10-Q, as of August 8, 2026, we have 6.8 million shares of common stock outstanding. This share count includes our most recent share offerings.

And with that, I’d like to turn the call over to Matthew Selinger.

Matthew Selinger - Investor Relations, Firm IR Group

Thank you, Brent, for the financial overview. Jim and thank you both for joining me today here. Let’s start the call kind of at the corporate level and discuss some recent developments there, if we could. Jim, Brent mentioned a capital raise recently. Could you shed some color on the decision-making process for the two raises that just happened?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes, certainly. So for the first, we were approached by a long-term investor group. They expressed some interest in acquiring some more shares. From the company perspective, having a stronger balance sheet is always good, especially when talking to large customers. So we went ahead, we arranged a small strategic raise. This was done at market pricing and was common stock only. Following that, a long-term private investor reached out to us and expressed an interest in topping up their ownership of the company to maintain their percentage. Again, we raised a simple direct placement. In this case, it was done at market pricing and, again, it was shares only.

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Matthew Selinger - Investor Relations, Firm IR Group

Okay. Great. Now, the other development was just announced last week and this was the announcement that former Exxon Global Technology Leader, Larry Saddler, joined the Board of Directors. And then, Jim, I know you’ve known Larry for a while, so maybe give a little background there on that relationship.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes, certainly. First, I’m really pleased that Larry has decided to join us at ClearSign. I’ve known Larry, I think I first met him back in the 1990s. He was working on the Baytown refinery for ExxonMobil. We’ve worked together. I’ve stayed in touch with Larry since joining ClearSign. So a background, Larry’s career has progressed or had up through the ExxonMobil organization, both with the technical oversight of fired equipment, which includes heaters and burners, and also up to the corporate level where he’s overseeing policies and how the company assesses heater performance and new technology.

So from our perspective, his experience and insights are extremely valuable to ClearSign. And just in general, he is a fantastic guy and has a great reputation within the industry.

Matthew Selinger - Investor Relations, Firm IR Group

And I know you and I were talking about this and you mentioned that he wanted an opportunity to see the newest and latest burner technology himself before joining us.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes, that’s correct. I mean, Larry has a lot of experience, is reasonably very cautious about who he signs on with and prior to agreeing to join us wanted a chance to come and see the ClearSign technology in action for himself to check that it lived up to reports and advertisements. So Larry actually came in ahead of the customer demonstration that we did earlier this year in April. He spent a day with us. He had his own testing. We spent a day with him, basically let him direct the testing, kick the tires on the burner and the technology. He then stayed for the demonstration day itself. Obviously since then, he has agreed to join the company. So on behalf of all the directors, we are really pleased to have Larry join us.

Matthew Selinger - Investor Relations, Firm IR Group

Well, I think it’s a great addition for the board and the company. So let’s shift now back to ClearSign’s business and into the product lines. The last couple of calls, I know we’ve endeavored to give some visibility into the pipeline in terms of proposals for the product lines, including both process burners and the M Series midstream burners. One of the last calls, I think the last call we left off, I’ll quote you, Jim, is saying we had approximately 50 or so proposals out for the M Series. Now since that last call, we’ve announced orders for six M Series burners, which is again, back-of-the-envelope numbers, call that 10%, 12% of that backlog converted to orders. So can we talk about some of these M Series orders first?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah, certainly.

Matthew Selinger - Investor Relations, Firm IR Group

Okay. So the first two, in chronological order, were from Tulsa Heaters Midstream, and they’re slated to go to an operator in West Texas. Could you talk more about these first two orders?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes. So for those of you, Tulsa Midstream is a midstream heater manufacturer actually based here, obviously in Tulsa. They were the first company to install one of our new M1 burners, and that went into a chemical site down on the Texas Gulf Coast. That burner ran fantastically, so they’ve got experience of our burners. These new orders are going down to a company we describe as a multinational energy company down in the Permian Basin down in West Texas. This is probably the biggest midstream region for us in the United States. Both of these first two burners, it’s new heaters, they’re going down to the same customer actually onto the same site.

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Matthew Selinger - Investor Relations, Firm IR Group

Yeah. And these were two, I think, we described them as large M1s, and they were separate orders, correct?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

That’s correct. I believe it’s the same project for the client, but they placed their orders for the heaters one after the other, and that’s Tulsa Heaters Midstream received. They in turn turned around and placed the order on us.

Matthew Selinger - Investor Relations, Firm IR Group

Okay. And now after those two separate again for the same end user customer, we had an order for three burners from a different heater manufacturer. And this also was going to West Texas.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

That’s correct. This is actually a different end user. Again, it’s a Fortune 500 midstream customer down in the Permian Basin. So very similar situation. Both of these are absolutely top-tier customers with lots of assets, lots of needs. These three are going down, right, at the same customer, I believe to the same site. They’re also very large M1 Series burners.

Matthew Selinger - Investor Relations, Firm IR Group

So same size. So these first, call it five, are all these?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

They actually are. And at ClearSign, for efficiency, it’s interesting that we have five of the same size burners, two going to Tulsa Midstream and then three going to the second customer.

Matthew Selinger - Investor Relations, Firm IR Group

Okay. And we’ll talk about size, meaning dollar amounts here in just a moment. But I know it makes sense to dive into this order too, because this came from a different heater manufacturer and I know we didn’t mention whom they were, but I know when you and I have talked about this, the processing of this order is a bit different for us. Is that correct?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

It is. So for a long time we’ve looked at the scalability and the growth of ClearSign and recognized that a royalty or licensing type operation gives the great ability to scale. This order is on that basis. So this customer has the ability to manufacture burners. What they’ve actually purchased is the right to manufacture these burners themselves from ClearSign drawings. So we are not doing the manufacturing. We’re going to be involved in the inspection. We’ll obviously make sure they work. But it’s a first step in the direction of actually hopefully getting a royalty-type business up and going that we can grow in the future.

Matthew Selinger - Investor Relations, Firm IR Group

Okay. Which is very interesting. And, again, just to kind of clarify, this is the heater manufacturer that’s going to be manufacturing the burners, not the end-use customer?

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Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Correct.

Matthew Selinger - Investor Relations, Firm IR Group

Yeah. Okay. So it is interesting though, Jim, that ClearSign has been focused on technology, obviously focused on technology-level margins. Does this licensing model, I mean, how does that look at the profit? And secondly, is this a type of model that we will continue to pursue?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah. So we leverage our technology. These M1 series burners drive a lot about is the customers in order to be compliant with the tightest NOx regulations. We are able to maintain, and have maintained, the profit margin dollars on all of these burners, the Tulsa Heater Midstream burners, and the orders that are going out under this licensing-type agreement. So the margin to ClearSign remains the same. Obviously, on the licensing-type agreements the revenue is less because rather than ClearSign having the burners fabricated by a third-party fabricator, shipping those to the client, the client is doing the fabrication themselves. So the revenue is reduced. The profit margin dollars are the same whether we’re selling the manufactured burner or whether it’s being done under a royalty-sale arrangement.

Matthew Selinger - Investor Relations, Firm IR Group

Okay. Great. And then, just to kind of round out these six orders, then just weeks ago we did receive another M Series from, again, Tulsa Heaters Midstream.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes.

Matthew Selinger - Investor Relations, Firm IR Group

And this order was a little bit different, is that correct?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

This is a smaller heater for them, a smaller burner for us, but going down to that same site and the same client as the first two.

Matthew Selinger - Investor Relations, Firm IR Group

Great. And so let’s talk about – when we talk about smaller, larger M1, let’s kind of break these down, if you don’t mind. So what would the price range kind of be for the M Series, and maybe talk through the model size, M1 or an M25?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah. So the M1 is our top-tier high-tech burner. It has great value to the customer in the NOx emissions it allows them to achieve. So the price point for the M Series is luxury version, it’s higher. The M25 version of the burner is a slightly detuned. It’s targeting a less stringent NOx requirement. It is priced to be competitive with some other burner products on the market. So the M25 price is less than the M1. For example, the large M1s will go up north of $200,000 per burner. And down at the bottom-end – by the bottom-end, the small M25s are going to run down probably in the $40,000 per burner.

Matthew Selinger - Investor Relations, Firm IR Group

Okay. And five of these are these large M1s, correct?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah, these are. They’re not the largest M1s. So, I gave it north of 250, but these were just shy of 200 each as a complete burner. Obviously under the royalty arrangement, that pricing is less, but the margin is still the same.

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Matthew Selinger - Investor Relations, Firm IR Group

Okay. So the two things that go into kind of, call it, the cost of these or the sale price is in the model. So on the top-end, right, would be large M1, you said $200,000-ish or north, and at the bottom of that range would be the smaller M25.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes.

Matthew Selinger - Investor Relations, Firm IR Group

Okay. So people can at least understand what the range…

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

That’s right. And we’ve given, without any details, general guidance for $100,000 per burner. That’s probably representative of the whole range, but typically when we can identify what they are in the large M1 is obviously towards the upper end of that range.

Matthew Selinger - Investor Relations, Firm IR Group

And then in lieu of these recent sales, Jim, how does that continued pipeline still look?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

It still looks really boring. We continue to get inquiries in. It’s a little difficult to answer specifically because what we’re seeing is these clients have familiarity now with ClearSign burners, and they include those burners in their proposals to customers without necessarily coming to us and getting quotes, because they already have quotes for the size they use commonly. So there are quotes out there to customers that we actually don’t even know about. And we’re seeing that now in conversations that suddenly things will move very quickly on projects that we’re not even tracking, because we actually don’t know every application that heater manufacturer customers are using ClearSign burner technology in their conversations with their end-user customers.

Matthew Selinger - Investor Relations, Firm IR Group

Got it. So even if we were still to attach maybe that proposal pipeline of 50, ballpark, that’s still a safe number?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

I think that’s a good number. Yes.

Matthew Selinger - Investor Relations, Firm IR Group

Okay, we’ll do it. So then let’s turn to process burners, Jim, and some of the bigger projects that we’ve had already in process. We previously announced an order for the next phase of a 32-process-burner project for a California refinery. How is this project progressing? And maybe give a little color on this one as well.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah, this one’s right on track. So we actually announced a detailed engineering and testing order for this project. That work is going well. Obviously, the burner went through computer modeling and the engineering. It looks great. The client’s seen it; they’re all on board. This burner is in the process of being manufactured, and it’s scheduled to go in the test furnace within the coming weeks, so we actually get to see this burner in action for the first time.

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But the reason I say for the first time is this is actually a different burner to anything we’ve put out before. The flexible-fuel technology that we developed under the SBIR grant gave us a burner platform that was highly configurable. We’ve talked about this on previous calls. This burner is a very different burner. This is a long, thin burner that’s designed to run the flames up the wall of the client’s heater.

Matthew Selinger - Investor Relations, Firm IR Group

Call it a flat flame?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

I generally call it a flat-flame burner. So we’ll be getting this in the test furnace, we’ll be running it up, and the client will be able to see it. When that’s all approved and done, we then expect to roll into the manufacturing phase, start building these burners for the first heater retrofit out in California.

Matthew Selinger - Investor Relations, Firm IR Group

But in this new application, I mean, it grows our addressable market in twofold, right? One is somewhat immediate; and, two, doesn’t this kind of take us down another potential pathway?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah, there is. So, one of the nice things with the configurable burner technology is it allows us to put burners into types of heaters that we’ve never been able to address with the ClearSign burners before. So in this case, heaters needing long flat burners, that increases our addressable market, suddenly a whole range of new heaters become good targets for ClearSign technology. Beyond that, looking further to the future, there are some very large, more high-tech, high-temperature processes, in particularly like coker furnaces and then into ethylene furnaces, that commonly have flat-flame burners.

Now, these burners that we’re supplying for this order going into a refinery, you cannot pick those up and put those directly into those processes. There needs to be some more development. But this is a very significant step in that direction. One, technically, in developing the burners. I think also you’re showing the rest of the market that our burner technology is adaptable and it can be developed into these new applications. They are really important, because if you look at those processes, rather than being a single heater, if you get in something like an ethylene site, there might be seven or eight or more heaters side by side, all exactly the same. So an order of burners going into that site may be in the hundreds rather than the tens of burners.

Matthew Selinger - Investor Relations, Firm IR Group

Tens, twenties? Yeah. Okay. Wow. Well then, switching projects, the other one we’ve talked about is a 36-burner order slated to go to Texas. And this too differs. So would you mind giving a little bit of description of how this one differs? And then we need an update on the status of this project.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

So, again, these burners are different. They’re different in a different way. These are round burners, but they are fired horizontally, matching in opposite walls on either side of the heater. So these burners are firing in towards each other. Again, there are a significant number of heaters of this configuration showing we can do this. I think it’s starting to open up that market for us. A different update on this project, we had the initial order for the engineering and the CFD. That has gone very well. The burner looked great. Everything’s looking good. Unfortunately, there’s been some delay in the client financing. It’s something in terms of the company. I can’t say exactly what is going on there, but the news to us is this project is on hold at this time, waiting the resolution of that financing. So, we will look forward to get it going again. We’ll have to keep everyone posted, but at this point that project has not progressed as far as it will today.

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Matthew Selinger - Investor Relations, Firm IR Group

Okay. All right. And then last, but I’ll definitely say not least, is the 26-burner order going to a petrochemical company on the Gulf Coast. We’ve talked about this one for some time. I think everybody’s been awaiting the installation and firing up of this project. Where is the status of this?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

It’s right on track. We are currently going through training for the site specific requirements of people going down to the job site. We’re working through some last minute spare parts the client likes to have on hand directly with them. Looking forward to the installation and the startup, so everything is right on track.

Matthew Selinger - Investor Relations, Firm IR Group

And I know you said to me, too, and we said on the last call, that we believe there’s a lot of people caught in the industry, including prospects, including other customers, that are watching this.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes, absolutely.

Matthew Selinger - Investor Relations, Firm IR Group

Yes. So with that let’s talk about then, what do you think about the pipeline for the process burners? How do you feel about how that pipeline looks?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah, I’m really excited. I mean, just to round this out a little bit, we have a number of projects in progress. Obviously the Gulf Coast project is the most advanced one that’s going to be installed and started up. We’ve got the refinery project going out to California we just talked about, and some other startups. But just amongst three sites that are starting up right now, we have been told of over 20 heaters that just three customers are planning to bring to ClearSign, at least four proposals. It’s a bird in the hand versus a bird in the bush. There are no orders that we have, but there is a lot of potential work waiting for the experience that’s going to be obtained by our customers in seeing these projects started up.

Matthew Selinger - Investor Relations, Firm IR Group

And, Jim, so let’s kind of highlight that again. So you mentioned just three customers talking about low number 20 heaters amongst three of them. And I know we’ve highlighted one on past calls, just themselves having about 10. But did you touch a dollar ballpark to the heater-to-heater in this scenario?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah, I mean, as you see, heaters vary greatly…

Matthew Selinger - Investor Relations, Firm IR Group

In terms of burners, yeah.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

…in their size. But I think seeing that they come with CFD and engineering, and even being conservative, if you say a round number of $2 million on a revenue basis per heater, I think that’s a safe number.

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Matthew Selinger - Investor Relations, Firm IR Group

Okay. And that’s just a snapshot of what you’re seeing of kind of the advanced conversations?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes.

Matthew Selinger - Investor Relations, Firm IR Group

Okay. Well, let’s move to the flare product line. In the past we’ve talked about how we have some initial installations, some large full-scale products being installed. What’s a good update on the flare product line?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

This has been really active for us this last quarter. The first update is we have a project out in California where we replaced the burner element in an existing flare. So this client had purchased a flare from a competitor. The flare didn’t work properly. They came to us to fix it basically. We sold a ClearSign flare burner to install into that flare. That installation went fine. That project has now started up. It’s actually gone through the source testing. We do not have the formal test report back yet. However, we were there when they took the data, as was the client, and everyone was really pleased with the results.

Matthew Selinger - Investor Relations, Firm IR Group

It went really well. Yeah.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

So, expecting really good news. That client on a different site is currently receiving the parts for our first full system flare. This is a flare that we’re building from the ground up for this client. The stack and the bulk of the equipment is there on site. It’s going through the installation process. There’s still a little bit more to arrive, but that will be starting up in the coming months. That client, we believe, has other permits in process that they have identified for ClearSign Technologies equipment.

Matthew Selinger - Investor Relations, Firm IR Group

And then on the flare product line, can we talk about the evolution, for lack of a better term, of kind of the pricing here? I’m going to say in terms of the project and the project scope, we start off again for a lot of our products saying, hey, ballpark, $100,000.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Right. And for the flares, especially, this is really important. So, using the reference of this first project where we sold a ClearSign special burner going into the flare, just that flare rest of it was, I forget, $150,000, $200,000, somewhere in that ballpark. But since then we’ve been able to develop this product line into what we call a full system. So rather than selling just the burner, we’re now selling the stack, the controls, the blower, and everything else. And those have typically ranged, based on the proposals, in the $750,000 to $1 million range. That will include the one that’s currently being installed and shipped to that client site.

Looking to our proposal listing, they actually ran up to about $1.5 million as the large we are quoted. So with that reason, with the quotes we’re getting, it’s actually turned into a very meaningful product line for ClearSign Technologies. And given the interest we’re getting, it’s turning into a nice revenue stream as well.

Matthew Selinger - Investor Relations, Firm IR Group

Yeah, it doesn’t take many of these to kind of move the needle for us.

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Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Exactly. Yes.

Matthew Selinger - Investor Relations, Firm IR Group

Yeah. Well then, so let’s pull back. We’ve talked about multiple product lines, Jim. I mean, if I was to ask you to describe how do you feel about the overall status of ClearSign’s business, what is your temperature? How do you feel about it?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

I am really optimistic. Just going from the recent discussion here, getting these M1 burner projects down into these top-tier clients down in the Permian Basin, those clients see our technology and get to favor those burners, and they start to pull ClearSign burner technology through with their heater orders. This is a really big opening into this market. So that’s a very big development.

Matthew Selinger - Investor Relations, Firm IR Group

And that’s was only like two customers, right? I mean, these went three and three. Now, the orders came in differently, but it’s two large customers basically took three and three at the same site. So you can tell there’s the ability of the appetite.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah, these clients have many sites and a lot of assets down in that region. These are very big customers. In addition to that, hopefully the ability to develop the royalty-sale business and expand on that is very good news for ClearSign. We talked about the flares, obviously, this product line and it’s not only that one customer, we have bids out to other customers as well. Getting these startups, developing these into full system projects, the flare product line is getting very meaningful. And then, I can’t say enough about the process burners. We, obviously, have other proposals out with the process burners. But the big news here is just getting these startups out there, and what we’re hearing from the customers on their plans for working with ClearSign once they get their first hands-on experience of the equipment themselves is really encouraging for long-term and long-term revenue for ClearSign.

Matthew Selinger - Investor Relations, Firm IR Group

Well then, so what should investors focus on for the rest of the year? I know we’ve highlighted this, but what should people be looking at?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

First thing’s really easy. This Texas startup is going to be really important, extremely meaningful for ClearSign. So we’re all very excited. That right now is scheduled to be in October, and we will let everyone know as soon as we get results from that. Beyond that, we’ve got the large flare that’s being installed. We’ll get that started up. There’s new permits we believe in progress, so we’re expecting those to get completed, and after that we’re expecting more orders from the flare product line.

And keep your eyes open for M Series. The M Series turn quite quickly. We don’t always get the involvement up front on the orders when they come in, and they’ll go from not knowing about it to finalizing details and an order very quickly. So I think there’s certainly potential for more M Series work coming in as well.

Matthew Selinger - Investor Relations, Firm IR Group

Okay. Well then, before we turn over to Q&A, Jim, is there any other commentary you’d like to give?

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Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

I would, I think, for everyone just to understand what we’re doing, but also for a shout-out to the ClearSign team. We are extremely busy this quarter. We have the things we’ve talked about. We’ve got the startup comp in Texas. We’ve got the flare installation, the startup going on in California. We have a lot of testing going on. We have some other startups. So we are to the point of scheduling our resources very carefully to make sure that we keep all of this work covered. I mean, we have a lot of actual work getting done this quarter.

So with that, really from my point, it’s just a shout-out for the ClearSign team that they’re doing a great job. They’re going to be extremely busy with a lot of site work and startups and testing. I’d like to thank them for their dedication. They’re all very excited, very focused on what’s ahead of us.

Matthew Selinger - Investor Relations, Firm IR Group

Fantastic. So with that, we’re going to go ahead and open it up for Q&A. So, operator, would you mind taking a moment and polling, and we’ll segue into the question-and-answer period.

Operator

Certainly. At this time, we’ll be conducting a question-and-answer session. [Operator Instructions] The first question is from Sameer Joshi with H.C. Wainwright. Please proceed.

Q: Hey, good afternoon, everyone. Thanks, Jim, Brent, Matthew, for taking my questions. I would like to focus on the M1 Series here. You have three burners to be delivered in the third quarter and then two plus one to be delivered in the fourth quarter. I would like to understand the difference between the core M1 versus just a smaller M1 Series burner. What is the difference there in size or even in pricing?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Thank you, Sameer. So we’ve got a few things that differentiate. We’ve generally called the ClearSign Core itself the ClearSign IP. That is the structure of the burner that enables us to get the NOx emissions that we really utilize across our flare burners, our process burners, and the M Series. As your question relates to the M Series burners, the M1 Series has a very high-tech arrangement of nozzles within the burner to control the mixing, that controls the chemistry, that allows us to get the NOx emissions down into the low-single-digit range.

The M25, which is the sister product line that is a more price competitive product, does not get down to the same NOx levels. But we’ve achieved that by simplifying the burner design. So, essentially, it doesn’t have all of these sophisticated high-tech flow controls in the M25. If you look at it just from a fabrication perspective, there’s less metal in the M25 and there’s less work. From my perspective when pricing, it does not include all of the very high-tech IP that we incorporate in the M1, and with the M1 that allows it – the M1 actually has a unique place in the market. We believe that provides an extreme value to the customer, because it allows them to avoid things like the catalytic conversion units that they would need otherwise to reduce their NOx levels down to these new modern levels that we’re starting to see.

Q: Understood. So we can visualize the California burner 32-burner project. We can visualize some of the other projects, but in the midstream the order sizes are two and three. How should we visualize them being utilized on site? And what is the maximum size of order, in terms of numbers like 4, 5, 6, or 15, that you could expect from a single site?

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Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah, very interesting question. So one of the key differences with the M Series applications in the midstream industry is that those heaters tend to be a relatively small, simple heater with a single burner in them. So when we sell one of these midstream burners to a heater company like Tulsa Heaters Midstream, that is going into an individual burner. When we have an order for two burners or three that means the client is selling two different heaters or three different heaters to that same customer. They will typically sit side by side on that customer’s site.

And when you ask about the size of the order, we have inquiries for just shy of 30 burners in a single batch for midstream heaters. So there are opportunities out there where there are a lot of heaters being considered and requiring the same technology for future projects. So there’s definitely opportunity for large multi-burner projects just in the midstream industry. They’re typically going one burner into an individual heater, so that means there’s a lot of small heaters in that order rather than multiple burners going into a single heater, as we would see in the refinery heater process burner product line.

Q: Understood. That was helpful. So very clearly you’re accelerating your quote activity is increasing. You’re delivering products scheduled for 3Q, 4Q and more. How should we look at the run rate exiting 2026? And then maybe I can ask, like, when can we see double-digit million top-line revenues? Is it 2027 possibility, or is it a later 2028 kind of a timeline for seeing, like, $10-plus-million in revenues?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah, I think we’re all looking at the same thing. I don’t think it’s reasonable to give exact numbers because obviously we’re speaking a lot of future orders and things that we don’t control. What we’re looking at this point, and I really believe is meaningful towards those double-digit revenues, is the interest and the proposal backlog and inquiry backlog we’re seeing, especially on the process burners that we believe is going to be opened up as we get these process burner installations up and running, and especially that project down on the Gulf Coast.

Given that we’re seeing interest in the flares in the average of $1 million range, and then the interest we’re seeing in the midstream, I think it’s feasible that we could be up to a run rate of $6 million to $7 million at least on sales on the midstream and the flare product line alone. And then, seeing that interest in the process burners that we believe is going to get activated as we get these big projects up and running, I think there is certainly potential to get into those numbers you’re talking about, at least on the sales as we bring the orders in.

We have to convert those to revenue over time, and that’s probably the biggest question just the timeline. But in terms of the opportunity, I’m very confident that a double-digit million opportunity is there for ClearSign.

Q: Yeah, understood. Just one last one. Maybe this sort of dovetails into what you just spoke about. But for the 32-burner, the flat burner, I think it is the refinery retrofit. There is the physical testing going on right now and just wanted to see what the timeline of that is. I know you may not be in control of that, but in terms of what actual physical testing is happening and how long that would take before you start delivering the 32 burners, and maybe also let us know what the cadence of that will be. Will it be like three burners a quarter, or will it be one whole 32-burner order that will have to be delivered in a few months’ time?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah. So I’ll tell you what I know. At this time, as you said, we’re not in control of all of those dates. But the burner for testing is being manufactured at present. It’s due to be installed in the next couple of weeks. We’ve got to get the test burners prepared, and then typically the running time, and we have to coordinate the witness with the customer, will take 3 to 4 weeks. So I’m expecting the customer to witness that burner in the early October time frame. And, again, this is expectations. It’s not guaranteed, because we’re not in control of the customer’s schedule. And this is the first time we’ve actually run one of our flat-flame burners.

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Following that, the client will need to give us a purchase order for the fabrication phase of that first heater, and I don’t know the timing for that. The fabrication is probably going to take in a 3- to 4-month timeframe after we receive that order. We obviously hope that they release that order quite quickly, but that is outside of our control ultimately. But hopefully that’s enough to start building that timeline. And then what we expect is the client will actually purchase the fabrication and receive one, there’s two heaters involved in this project, 32 burners spread across two heaters. What the client’s indicated is that they will buy one heater’s worth of burners first, get those out and get that done, and then follow on with the second heater. We expect the fabrication to take place in two phases.

Q: Understood. Okay. Thanks. I will step back in the queue.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Thank you, Sameer.

Operator

[Operator Instructions] The next question comes from Peter Gastreich with Water Tower Research. Please proceed.

Q: Thank you. Congratulations on the results. It’s great to see the momentum building across the M Series process burner and flare lines. Also, I really appreciate the detail provided in the prepared remarks. I just have a couple of follow-up questions here. The first, your newest board addition, Larry Saddler, looks like a big positive for the company. You mentioned that he took some time to assess ClearSign Technologies before joining the board. Could you elaborate on that?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Thank you, Peter. Yes, I can. I don’t want to speak too much for Larry, but I did talk to him obviously a lot during the time that we discussed him joining ClearSign and was down there with him when he took time to visit our test site down at Zeeco and join us. So it’s quite common for people with live experience in the industry to have certain tests they like to do with burners to validate their ruggedness and how reliable they are that are outside of the typical customer specifications.

So without getting into detail, one thing he wanted to do on the time that he came in to spend time with us was to put the burner through what I call these extreme cases and extreme tests to test both the stability and the ruggedness of the burner, obviously to see the NOx emissions, and the burner operating across a very wide range of fuels, which is beyond what you would typically demonstrate in a customer job site. So it was a chance to kick the tires and to really see the burners working outside of, say, the comfort zone of just a typical operating envelope. So he really put the burner through his tests, and that’s why he came in on his own for a day. And I was really pleased that he actually chose to stay and join us on the demonstration day when we had a lot of other customers. So he got to talk to a lot of others from industry, actually met with some old friends. We got to see their reaction to the ClearSign technology as well.

Q: Okay. Thank you. And second, you previously called this year’s burner wins a stepping stone toward ethylene furnaces and steam methane reforming. I recognize this is a longer-term ambition for you, but what would be the roadmap from here in terms of R&D, qualifications, partners, or whatever other factors that we’d be looking at here, and what would be a realistic timeframe for these markets?

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Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah, thank you, Peter. It’s a good question, especially looking for the long-term prospects for ClearSign. For a bit of background, the flexible fuel burner we have described is a burner platform that gives flexibility. And then recently, the burner that’s going into testing is the first flat-flame variant of the ClearSign technology, demonstrating the flexibility that this new flexible fuel burner offers to us. The investment and the time to take that burner and then develop it for the higher-tech and the extreme operating conditions such as we would see in a down-fired methane reformer or ethylene furnace is significant. We do have that on a horizon.

My plan will be to actually find an industry client who has interest in that technology and work with them as a partner through that process. Because when you’re designing something, you really want to have an end-user site lined up as early as you can to make sure you have a destination for the project and also to make sure you have a client involved in the work such that you are developing a product in line with their need, not develop a product and hope you can find a client for it.

We are open and certainly have initial conversations with clients who’ve expressed those interests. I think there is an interest in the market. I don’t know a time frame for that. That’s probably the open end. My estimate then of once we started the SBIR project to develop the flexible fuel burner. It took about 2 years from start to finish. I would expect that a development of one of these burners, my best estimate will be about a 2-year period to do that. Once started, I’d look for that to be partially funded by our industrial partner and have a project lined up at the end of it, assuming everything is good.

And then in terms of resources, well, the test furnace or the test complex at Zeeco has test furnaces suitable for ethylene burners and down-fired reformer burners. That’s a better technology that Zeeco has. So in terms of resources, both the testing and the experience of those of us here at ClearSign, we’ve worked with these technologies before. We’ve just not yet developed the ClearSign technology into that form.

Q: Okay. Got it. Thanks.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

I’ll say, if I change this around to explain to everyone why we would do this, because obviously it’s quite an extensive piece of work. The ethylene market is very significant. From my background, the burner opportunity in the ethylene process alone is about equal to the entire opportunity in the refining business. And then the down-fired reformers is not quite as big in total, but a single down-fired reformer can have over 100 burners in it. So it’s also a very significant market. So plans are, obviously, we are not taking our foot off the gas on the process burners. We will continue to develop the flares and the midstream burners and the process burners. This is something I see as the future development of ClearSign, how do we expand our markets even more and make ClearSign even bigger and get into more and more opportunities. So it’s not going to take away from what we’re doing. This is just additional layers of this. How do we grow ClearSign in the future?

Q: Okay. That’s great. Thanks, Jim, and congrats again to you and the team. And I’ll get back in the queue.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Thank you, Peter.

Operator

Thank you.

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Q: Yeah, operator, I’m going to go ahead and interject from a question, if I could, that was sent in via email. Jim, we have received a couple questions here about the sales team and how your outreach works. Would you mind kind of giving an overview of that sales process and outreach?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes, I’ll probably talk about sales in general. It starts to understand the business, probably how it differs from many businesses. We are providing a technical solution to our customers that involves us working with them to fit the ClearSign technology into their heaters, their control systems, and to plan the projects. So a large part of the actual selling process is that collaborative interaction with peers at the engineering companies, the heater manufacturers, and the technical leads on the refineries.

We have at ClearSign some of the most experienced engineers and computer modelers in the industry. We have a lot of connections within the industry and certainly a lot of reputations. That is a very big part of bringing orders in. There’s also, of course, that there is outreach. We’re always looking to make more people aware of what we do, which is how we start those conversations. So we have one person full time, dedicated, others constantly out at conferences, reaching out to new clients. We obviously have a very active social media and outreach. I’m sure that many of you are following us on LinkedIn as well. So they bring the leads in. But the majority of our sales activity is actually very collaborative sales based on the experience and the connections that we have throughout the industry.

Operator

Okay, we have no further questions in the queue. I would like to turn the floor back to ClearSign CEO, Jim Deller, for closing remarks.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Thank you, operator. And thank you, everyone, for your interest in ClearSign and taking the time to listen to our call today. We look forward to updating you regarding our developments and speaking with you on our Q3 2026 call in November. In the meantime, please keep checking in for developments on our website, and also for more behind-the-scenes updates, please follow us on LinkedIn.

With that, I really appreciate your time. Thank you very much.

Operator

This concludes today’s conference, and you may disconnect your lines at this time. Thank you for your participation.

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